Exhibit 19.1
EXHIBIT (19.1) ECOLAB POLICY Revised December 2024 GLOBAL INSIDER TRADING POLICY

Global Insider Trading Policy | 2 ECOLAB POLICY Table of Contents Purpose Scope Policy Explanation of Key Terms Compliance Questions and Reporting Exceptions Versions

Global Insider Trading Policy | 3 ECOLAB POLICY Purpose The purpose of this policy is to provide guidelines with respect to transactions in Ecolab securities and the handling of confidential information about the company and the companies with which Ecolab engages in transactions or does business. Scope This policy is applicable to all employees, consultants, and directors globally. Policy Prohibition on Insider Trading  It is Ecolab’s policy that employees, consultants, and directors may not buy, sell or otherwise trade in Ecolab stock or other Ecolab securities (i) for their own account (including entities that they have or share influence or control over) or (ii) for their family members1 while aware of material information about Ecolab which has not been publicly released. Covered Transactions  All transactions in Ecolab securities are covered, including purchases, sales, and gifts of stocks, bonds, debentures, options, puts, calls, and other securities.  Covered transactions also include stock sales as part of option exercises, sale of shares upon vesting of restricted stock units, and discretionary elections and transfers into or out of the Ecolab stock fund in the 401(k) savings plan, as well as entering into or modifying an Exchange Act Rule 10b5-1 plan. Prohibition on Tipping  Material non-public information must not be passed on to another person (including other employees, relatives or friends) who has no work-related need to know.  Employees, consultants and directors may not recommend or suggest that anyone else buy, sell or otherwise trade stock or other securities of Ecolab on the basis of material non-public information. Prohibition Regarding Other Companies  It is the policy of the Company that no director, officer, or other employee of the Company who, in the course of working for the Company, learns of material non-public information that is relevant to another company with which the Company has a business relationship, such as the Company’s customers or suppliers, or that is involved in a potential transaction or business relationship with the Company (a “Business Partner”) or is a direct competitor of the Company or a Business Partner, may directly or indirectly, including through family members or other persons 1 For purposes of this policy, “family members” include anyone who resides with you (including a spouse, domestic partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household (other than household employees), and any family members who do not live in your household but whose transactions in Ecolab securities are directed by you or are subject to your influence or control, such as parents or children who consult with you, such as a child away at college, before they trade in Ecolab securities (collectively referred to as “family members”).

Global Insider Trading Policy | 4 ECOLAB POLICY or entities, (i) trade in such Business Partner’s or direct competitor’s securities, (ii) suggest to anyone else that they trade securities of such Business Partner or direct competitor, regardless of whether such suggestion is based on such material non-public Information, or (iii) communicate that information to (a) any other Company personnel unless that person requires the information to perform their Company-related duties, or (b) anyone outside the Company, including family members, controlled entities, friends, or acquaintances.  The trading and communication restrictions discussed above apply until the information becomes public or is no longer material. In addition, the trading prohibitions apply to all sales and purchases of securities of Business Partners or direct competitors such as stock, bonds, debentures, options, puts, and calls, as well as any other derivative transactions. You should also be aware that insider trading includes situations where, among other things, you trade in securities of other companies (e.g., direct competitors) that are economically linked to the Company based on material nonpublic information concerning the Company that you possess. Hindsight  Keep in mind that authorities and others that scrutinize transactions after the fact will do so with the benefit of hindsight. Post-Termination Transactions  The federal securities laws continue to apply even after termination of employment or service with Ecolab. If an employee, consultant or director has material non-public information about Ecolab when their service terminates, that person may not engage in any transaction in Ecolab securities until that information has become public or is no longer material. Company Transactions  From time to time, Ecolab may engage in transactions in its own securities. It is Ecolab’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Ecolab securities. Additional Policy Provisions (APP) Applicable to Insiders Ecolab’s directors, corporate officers and certain other employees designated from time to time by the General Counsel are “Insiders.” Insiders must conduct market transactions in Ecolab securities in accordance with the Additional Policy Provisions (APP). Pre-Clearance Required  Before engaging in any transaction in Ecolab securities, which includes entering into an Exchange Act Rule 10b5-1 plan,2 Ecolab’s directors and corporate officers (collectively, “Pre-clearance Insiders”) must pre-clear the transaction with the General Counsel (or in-house attorney with securities law oversight responsibility). The General Counsel is under no obligation to approve a transaction and may for good reason determine not to permit it. 2 Additionally, any modifications or terminations of a Rule 10b5-1 trading plan must be approved by the General Counsel (or in-house attorney with securities law oversight responsibility), and any such modification or termination must comply with Rule 10b5-1.

Global Insider Trading Policy | 5 ECOLAB POLICY  The purposes of pre-clearance are to (i) ensure compliance with insider trading and other federal securities laws and help protect Pre-Clearance Insiders from legal liability, (ii) assist in avoiding even the appearance of impropriety, and (iii) preserve Ecolab’s reputation for adhering to the highest ethical standards.  Precleared transactions not completed within five (5) business days will require new pre-clearance. If the General Counsel (or in-house attorney with securities law oversight responsibility) advises that a transaction is not pre-cleared, then the Pre-Clearance Insider may not affect any trades in Ecolab securities under any circumstances, and must not inform anyone within or outside of Ecolab of the restriction. Window and Blackout Periods  Guidelines: Transactions by Insiders in Ecolab securities are prohibited during quarterly “blackout” (or “quiet”) periods, and generally permitted during quarterly “window” periods. Blackout periods are times when there is a greater likelihood that Insiders have material non-public information. Window periods, on the other hand, are perceived as times when, given publication of financial information, the likelihood that Insiders have material non-public information is minimized. Thus, generally speaking, a window period should constitute a relatively safer – though not foolproof – time during which to buy or sell stock, particularly if the transaction is at the beginning of the window period. However, a window period is not a statutory safe harbor. Further, notwithstanding the window period, if an Insider actually is aware of material non-public information, the Insider may not engage in transactions. Window and blackout periods serve as general guidelines only for planning and clearing of potential transactions by Insiders. There may be instances where a transaction during a quarterly window period will not be permitted (e.g., because a material acquisition is pending).  Opening and Closing Windows: Quarterly window periods for engaging in transactions in Ecolab securities generally begin on the third business day following publication of quarterly or year-end earnings via press releases and remain open for several weeks, typically until the meeting of Ecolab’s executive committee in the third month of the quarter. Insiders are nonetheless encouraged to time market transactions in Ecolab stock to occur during the period beginning on the third business day and ending on the twelfth business day following publication of the earning release. Blackout periods generally begin one business day prior to the date of such executive committee meeting and last until two days of trading have occurred following the earnings release to ensure adequate dissemination of the information.  Benefit Plan Blackouts: In addition, trading (purchases, sales, transfers) in company securities is prohibited during pension or other employee benefit plan “blackout periods” (except for specific exempt transactions under law, such as reinvestments under dividend reinvestment plans). Plan blackouts generally occur when the ability of at least 50% of plan participants under individual account plans (e.g., 401(k)s, employee stock purchase plans) to acquire or dispose of company securities is suspended by the company or plan fiduciary for any period of more than three consecutive business days.  Special Blackout Period: In connection with transaction pre-clearance requests, the General Counsel may, in his/her reasonable discretion, close a window period or impose an event-specific blackout period at any time that there is material non-public information concerning Ecolab (e.g., a significant pending acquisition).

Global Insider Trading Policy | 6 ECOLAB POLICY  Notice; Event-Specific Blackouts: Notice of a window period opening or closing is given, typically via e-mail. Notice of an event-specific blackout typically will not be announced, other than communication to those aware of the event that gave rise to the blackout. If an Insider requests pre-clearance of a transaction during an event-specific blackout, the General Counsel will inform that Insider of the existence of the blackout without disclosing the reason for it, and the Insider may not consummate the proposed transaction nor inform anyone else of the blackout. No Short-Term or Speculative Transactions  Certain short-term or speculative transactions in Ecolab securities are prohibited at any time. These include (i) short-term “in and out” trading, (ii) selling Ecolab stock short, (iii) purchases of Ecolab stock on margin or otherwise holding Ecolab stock in a margin account, (iv) pledging of Ecolab stock, or (v) dealing in derivative securities (e.g., options, puts, calls) other than through Ecolab stock incentive plans. Additional Requirements for Executive Officers and Directors  For directors and executive officers, additional requirements under the federal securities law are applicable to transactions in Ecolab securities. These include (i) prohibitions on loans under the Sarbanes-Oxley Act, (ii) notice, manner of sale and other provisions of Rule 144, (iii) two-day transaction reporting on Form 4, and (iv) six-month “short-swing” profit rules. Explanation of Key Terms Non-Public | Information is non-public if it has not been made generally available to the public by means of a press release or other means of widespread distribution (such as a publicly accessible conference call or a filing with the SEC) and enough time has elapsed to permit the investment market to absorb and evaluate the information. As a general rule, information is considered absorbed and evaluated after two full trading days has elapsed after the information is released. For example, if material non-public information is announced before trading begins on Monday, then a transaction in securities may be executed on Wednesday; if material non-public information is announced after trading begins on Monday, then a transaction in securities may be executed on Thursday. Material | Information is material if there is a substantial likelihood that a reasonable investor would consider it important in the decision to buy, sell or hold securities or vote securities. As a rule of thumb, any information, whether positive or negative, that would affect the value of stock or other securities should be considered material. Examples of Material Items  While materiality generally depends on the particular facts and circumstances, examples of matters or information that are usually considered material to a company, its operations or securities include: o Financial results or forecasts, or any information that indicates a company’s financial results may exceed or fall short of forecasts or expectations; o Important new products or services;

Global Insider Trading Policy | 7 ECOLAB POLICY o Significant pending or contemplated acquisitions or dispositions, including mergers, tender offers or joint venture proposals; o Possible management changes or changes of control; o Major personnel changes which may include significant layoffs or reorganizations; o Pending or contemplated public or private sales of debt or equity securities; o Changes in dividend policies or the declaration of a stock split; o Acquisition or loss of a significant customer or contract; o Initiation or settlement of significant litigation; o Significant write-offs, restructuring charges or asset impairments; o Conclusion or notice that security holders may no longer rely on the company’s previously issued financial statements or a related auditor’s report; o Significant security breach, data loss, or service disruption; o Changes in the company’s auditors; o A company’s bankruptcy or receivership; o Any default or acceleration of a material obligation; o Change in a rating agency decision or issuance of a credit watch; o De-listing of the company’s securities from an exchange or notice that the company does not comply with a listing standard; and o Any material limitation, restriction or prohibition, including the beginning and end of lock-out periods, regarding the company’s employee benefit, retirement or stock ownership plans. Compliance Failure to observe this Policy can expose the employee and Ecolab to civil and criminal penalties, as well as disciplinary action by Ecolab against the employee, up to and including termination of employment. Questions and Reporting The laws against insider trading are specific and complex. Any questions about information an employee, consultant or director may have, or about any dealings an employee, consultant or director may have in Ecolab securities, should be promptly brought to the attention of the General Counsel (or in-house attorney with securities law oversight responsibility). Exceptions On a case-by-case basis, the General Counsel may for good reason make exceptions to this Policy. Such exceptions may include a transaction solely with Ecolab, such as exercise via cash of an expiring stock option (without the sale of the shares). This Policy’s restrictions do not apply to the vesting of Ecolab stock options or restricted stock units. Versions This Policy supersedes all exceptions and modifications approved before the effective date of this Policy.